EXHIBIT 10.2
SECURITY AGREEMENT
          This SECURITY AGREEMENT (this “Agreement”) is dated as of October 31, 2005 by and between Xybernaut Corporation, a Delaware corporation and Xybernaut Solutions, Inc., a Virginia corporation, debtors and debtors-in-possession (together, “Xybernaut” or “Borrower”), and LC Capital Master Fund, Ltd., a Cayman Islands company (“LC Fund”).
          RECITALS:
          WHEREAS Xybernaut is currently a debtor and debtor-in-possession in bankruptcy cases (the “Case”) commenced under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) before the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (the “Court”), Case Nos. 05-12801;
          WHEREAS, Xybernaut has requested and LC Fund has agreed to make one or more loans to Xybernaut in an amount not exceeding five million dollars ($5,000,000) (the “Loans”) pursuant to the terms of the Note (as hereinafter defined) subject to and upon the terms and conditions set forth herein and therein;
          NOW, THEREFORE, in consideration of the premises and in order to induce LC Fund to make the Loans to Xybernaut, the parties agree as follows:
     1. Definitions.
          1.1 Definitions. Capitalized words and terms used herein and not otherwise defined shall have the following meanings:
          “Account Debtor” means any “account debtor,” as such term is defined in the applicable section of the UCC.
          “Accounts” means any “account,” as such term is defined in the applicable section of the UCC, now owned or hereafter acquired by Xybernaut and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Xybernaut (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Xybernaut or from any other transaction, whether or not the same involves the sale of goods or services by Xybernaut (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Xybernaut’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Xybernaut’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to Xybernaut under all purchase orders and contracts for the sale of goods or the performance of services or both by Xybernaut (whether or not yet earned by performance on the part of Xybernaut or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

          “Budget” shall mean both an eight (8) month (“8 Month Budget”) and monthly (“Monthly Budget”) cash expense budget detailing Xybernaut’s anticipated cash receipts and expenditures, including professional fees and expenses, as amended or supplemented from time to time with the approval of LC Fund, which budget (and any amendments thereto) shall be in form and substance acceptable to LC Fund. Such Budget shall be updated on a monthly basis by Xybernaut and be subject to approval by LC Fund. For avoidance of doubt, professional fees to be paid under the Budget (including as rolled forward) shall not exceed $1,000,000 in the aggregate. A copy of each of the 8 Month Budget and first Monthly Budget is attached hereto as Exhibit 1.
          “Chattel Paper, Instruments and Documents” shall mean any and all chattel paper, instruments, securities, bills of lading, warehouse receipts and other documents of title (all as defined in the applicable UCC sections, if any) and documents of any kind now existing or hereafter acquired or arising, whether arising from or related to the disposition of Inventory, Equipment, or otherwise, and all rights now or hereafter existing in and to all security agreements, leases, securities, letters of credit and other contracts, documents and instruments securing or otherwise relating to any such accounts, rights or instruments (all as defined in the applicable UCC sections, if any).
          “Collateral” shall have the meaning assigned to such term in Section 2.1 of this Agreement.
          “Contract Rights” means any and all of Xybernaut’s right, title, estate and interest in and to all contracts, contract rights, undertakings, franchise agreements or other agreements, whether written or oral (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Xybernaut may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
          “Default” shall mean an event which, with the giving of notice, lapse of time or both would become an Event of Default.
          “Deposit Accounts” shall mean any and all deposit accounts now owned or hereafter acquired by Xybernaut, including without limitation those set forth in Exhibit 4.
          “Equipment” means any “equipment,” as such term is defined in the applicable section of the UCC, owned by Xybernaut and used by Xybernaut at any location, other than Equipment which (i) is acquired by Xybernaut pursuant to purchase money financing, (ii) is encumbered by liens securing such purchase money financing and (iii) may not be pledged as collateral pursuant to the terms of such purchase money financing.

          “Event of Default” shall have the meaning assigned to such term in the Note.
          “Final DIP Order” shall mean the final order entered by the Court pursuant to Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001(c) on October 27, 2005 which authorized the incurrence by Xybernaut of all indebtedness and obligations under the Note.
          “Financing Orders” shall mean the Interim DIP Order and the Final DIP Order authorizing Xybernaut to obtain the Loans from LC Fund under the Note and to grant security therefor, in each case, in form and substance acceptable to LC Fund.
          “General Intangibles” shall have the meaning given to it in the UCC.
          “Instruments” means any “instrument,” as such term is defined in the applicable section of the UCC now owned or hereafter acquired by Xybernaut, including, without limitation, all notes, certificated securities, and other evidences of indebtedness.
          “Intellectual Property” means any and all of Xybernaut’s right, title, estate and interest, whether now existing or hereafter acquired, in and to all corporate and other business records in any form, including in form for use by computers or data processing machines; royalties, patents, inventions, copyrights, trade secrets and other confidential information relating to the business of Xybernaut, including, by way of illustration and not limitation, each and every kind of know-how practiced by Xybernaut and its employees; licenses, customer lists, advertising, marks, designs, logos, slogans, indicia, corporate names, company names, business names, fictitious business names, trade names, trade styles and registrations issued with respect to any of the foregoing used in Xybernaut’s business or in which Xybernaut otherwise has an interest; and all other information of any kind or character, whether or not reduced in writing, with respect to the conduct by Xybernaut of its businesses not generally known by the public; and the goodwill associated with the foregoing, including, without limitation, the Intellectual Property identified on Exhibit 2 hereto.
          “Interim DIP Order” shall mean the interim order entered by the Court pursuant to Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001(c) on October 27, 2005, which authorized the incurrence by Xybernaut of certain indebtedness and obligations under the Note.
          “Inventory” means any “inventory,” as such term is defined in the applicable section of the UCC, wherever located, now or hereafter owned or acquired by, Xybernaut and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property which are held by or on behalf of Xybernaut for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Xybernaut’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not such inventory is listed on any schedules, assignments or reports furnished to the Agent from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Xybernaut or is held by Xybernaut or by others for Xybernaut’s accounts, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Xybernaut or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.
          “Lien” shall mean any lien, mortgage, encumbrance, pledge, charge, lease, easement, servitude, right of others or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.
          “Petition Date” shall mean July 25, 2005.
          “Note” shall mean the Secured Promissory Note dated of even date herewith executed by Xybernaut in favor of LC Fund in the original principal amount of five million dollars ($5,000,000), as such note may be modified, amended, supplemented, extended or replaced from time to time.
          “Proceeds” means “proceeds,” as such term is defined in the applicable section of the UCC and, in any event, shall include, without limitation, (i) any and all accounts, chattel paper, deposit accounts, instruments, cash and other proceeds, payable to Xybernaut from time to time in respect of the Collateral, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Xybernaut from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to Xybernaut from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iv) any claim of Xybernaut against third parties (a) for past, present or future infringement of any patent or patent license or (b) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral. In addition, the term “Proceeds” shall include, without limitation, all accounts, chattel paper, deposit accounts, instruments, equipment, inventory, consumer goods, farm products, documents, general intangibles and other Proceeds which arise from the sale, lease, transfer or other use or disposition of any kind of Collateral or Proceeds and all Proceeds of any type described above acquired with cash Proceeds.
          “Secured Obligations” means all indebtedness, obligations and other liabilities of Xybernaut to LC Fund now or hereafter arising pursuant to the Note or this Security Agreement, including, without limitation, the indebtedness evidenced thereby and hereby.

          “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of LC Fund’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
          2. Security Agreement.
               2.1 Security. (a) Grant of Security Interest. As security for the prompt and complete payment and performance when due of all the Secured Obligations, Xybernaut hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to LC Fund, and hereby grants to LC Fund a security interest in all of Xybernaut’s right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired and wherever located (all of which being hereinafter collectively called the “Collateral”):
         (i) all Accounts;
         (ii) all Inventory;
         (iii) all Equipment;
         (iv) all Contract Rights;
         (v) Chattel Paper, Instruments and Documents;
         (vi) Intellectual Property;
         (vii) all General Intangibles;
         (viii) all Deposit Accounts;
         (ix) all Post-petition Collection Accounts;
         (x) the GUC Escrow Fund (as defined in the Note and solely with respect to an Event of Default based upon: (1) a breach of the representations and warranties contained in Section 14; or (2) Section 13(j) of the Note);
         (xi) all other goods and real or personal property whether tangible or intangible, including without limitation, all other rights to payment not specified above, and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Xybernaut and wherever located; and

                    (xii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.
               2.2 Grantor Liable.
                    (a) It is expressly agreed by Xybernaut that, anything herein to the contrary notwithstanding, Xybernaut shall remain liable under each of its agreements included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder and Xybernaut shall comply and perform with or pursuant to the terms and provisions of each such agreement. LC Fund shall not have any obligation or liability under any agreement included in the Collateral by reason of or arising out of this Agreement or the granting to LC Fund of a security interest therein or the receipt by LC Fund of any payment relating to any agreement included in the Collateral pursuant hereto, nor shall LC Fund be required or obligated in any manner to perform or fulfill any of the obligations of Xybernaut under or pursuant to any agreement included in the Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any agreement included in the Collateral, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. Xybernaut waives any rights under Section 506(c) of the Bankruptcy Code respecting the Collateral.
                    (b) Xybernaut agrees that, from time to time at its own expense, Xybernaut will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that LC Fund may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby in Collateral. With respect to the foregoing and the grant of the security interest hereunder, Xybernaut hereby authorizes LC Fund to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of (or by signing on behalf of) Xybernaut. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
               2.3 Perfected Security Interest.
                    (a) Xybernaut hereby represents and warrants that, upon entry of the initial Financing Order, this Agreement and the pledge of the Collateral pursuant hereto creates a valid and perfected security interest in all now or hereafter acquired of the Collateral, securing payment of the Secured Obligations, subject to no other Liens other than Liens and encumbrances not exceeding $100,000 in the aggregate and scheduled on Exhibit 3 hereto (the “Permitted Liens”). Until the Secured Obligations have been paid in full, the security interests and Liens granted to LC Fund hereunder shall remain in full force and effect and shall not be subordinated to or made pari passu with any other Lien or security interest. Xybernaut hereby agrees to cooperate with LC Fund to make all filings and other action necessary or desirable to perfect and protect such security interest.

                    (b) Except as expressly provided in the Financing Orders, Xybernaut shall not incur, create, assume, suffer to exist or permit any claim to have administrative priority which pari passu with or senior to the administrative priority granted to LC Fund under the Financing Orders.
                    (c) Other than Permitted Liens, Xybernaut represents and warrants that it owns its Collateral free and clear of any Lien.
               2.4 Place of Payment. All payments to be made by Xybernaut to LC Fund hereunder shall be made in lawful currency of the United States of America and in immediately available funds by wire to an account specified from time to time by LC Fund to Xybernaut. Such payments shall be made without setoff or deduction of any kind.
               2.5 Certain Covenants. As a condition to LC Fund’s making each Loan to Xybernaut, Xybernaut agrees that (a) it shall use the proceeds of each Loan only for the purposes set forth in the schedule of payments annexed to the related Loan Request and then only for such items and in such amounts as permitted by paragraph 7 of the Note and only to the extent the Borrower has insufficient cash to pay such expenses after utilization of all available trade credit, (b) it shall provide LC Fund with copies of monthly operating reports filed with the Court and monthly financials, important notices of matters affecting the administration of the Case, the Collateral (including all notices relating to intellectual property and pending patents), matters affecting the Budget, and the failure to provide copies of such information shall constitute a default hereunder, (c) it shall maintain and preserve the Collateral, including but not limited to maintaining adequate insurance, paying maintenance fees, defending against any infringements of intellectual property (as may be commercially reasonable) and pursuing patent approvals, and (d) it shall ensure that its operations remain within the Budget (except as otherwise agreed to in writing by LC Fund and after sixty (60) days from the date hereof, should Borrower not have deviated from the Budget, LC Fund shall agree to a deviation in the Budget of up to but not exceeding a five percent (5%) deviation in the aggregate of cash receipts items on the Budget), and (d) it shall deliver to LC Fund not later than ten (10) days before the end of each month hereafter the Monthly Budget for the succeeding month and an updated 8 Month Budget rolling forward the 8 Month Budget by one (1) month, with respect to which from the date of actual receipt of the foregoing, LC Fund shall have five (5) days to notify Borrower in writing of any objection to the Monthly Budget (which objection shall be limited to a deviation from the applicable part of the 8 Month Budget) and ten (10) days to notify Borrower in writing of any objection to the rolled forward portion of the 8 Month Budget. Furthermore, while the Secured Obligations are outstanding, LC Fund shall be entitled to audit and inspect Borrower’s books and records and the Collateral, at Borrower’s expense. Finally, while the Secured Obligations are outstanding, at its election, LC Fund shall be entitled to appoint an observer to the Board(s) of Directors of the Borrower.

          Xybernaut agrees that failure to comply with this Section 2.5 shall constitute an Event of Default under the Note and, subject to the terms of the Financing Order, LC Fund shall be entitled to exercise any of the remedies herein provided or in the Note or any and all other rights or remedies available to LC Fund under applicable law.
               2.6 Further Assurances. Xybernaut agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that LC Fund may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable LC Fund to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
          3. Remedies, Rights Upon Default.
               3.1 Remedies. Subject to the terms of the Financing Orders, if an Event of Default shall occur and be continuing, LC Fund may exercise all rights and remedies granted to it under this Agreement, the Note and all other rights provided at law or in equity, including all rights and remedies of a secured party under the UCC and including the right to immediately terminate its commitment to make any Loans available under the Note. Without limiting the generality of the foregoing, but subject to the terms of the Financing Orders, Xybernaut expressly agrees that in any such event LC Fund, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Xybernaut or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of LC Fund’s offices in the United States or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. LC Fund shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Xybernaut hereby releases. Xybernaut further agrees, at LC Fund’s request, to assemble the Collateral and make it available to LC Fund at places which LC Fund shall reasonably select, whether at Xybernaut’s premises or elsewhere. LC Fund shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, towards payment of the Secured Obligations hereof, Xybernaut remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by LC Fund of any other amount required by any provision of law need LC Fund account for the surplus, if any, to the person entitled by law to receive such surplus or to Xybernaut. To the maximum extent permitted by applicable law, Xybernaut waives all claims, damages, and demands against LC Fund arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of LC Fund. Xybernaut agrees that LC Fund need not give more than seven (7) days’ notice

(which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to the Xybernaut at its address referred to in Section 4.2 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Xybernaut shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which LC Fund is entitled, Xybernaut also being liable for the reasonable fees of any attorneys employed by LC Fund to collect such deficiency.
     3.2 Expenses of LC Fund. Xybernaut also agrees to pay all costs and expenses of LC Fund, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.
     3.3 Waiver. Xybernaut hereby waives presentment, demand, protest or any notice not specifically required herein (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.
     3.4 Waiver of Rights by LC Fund. No course of dealing or failure or delay on the part of LC Fund in exercising any right, power or privilege hereunder or with respect to the Note shall operate as a waiver hereof or thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. The rights of LC Fund with respect to the Note and the rights of LC Fund under this Agreement are cumulative and not exclusive of any rights or remedies which LC Fund would otherwise have.
     4. Miscellaneous.
     4.1 Modification of Agreement. No modification or waiver of any provision of this Agreement, and no consent to any departure by Xybernaut therefrom, shall be effective unless the same shall be in writing and signed by LC Fund. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Xybernaut in any case shall entitle Xybernaut to any other or further notice or demand in the same, similar or other circumstances.
     4.2 Notices. All notices, requests and other communications hereunder shall be in electronic, telephonic or written (including bank wire, telegram, telecopier, telex or similar writing) form and shall be given to the party to whom addressed, at its address or telephone, telecopier or telex number set forth below, or such other address or telephone, telecopier or telex number as such party may hereafter specify for the purpose by notice to the other parties listed below. Each such notice, request or communication shall be effective (i) if given by telephone, telex, telecopy or electronic means, when such communication is transmitted to the address specified below and the appropriate answer is received, (ii) if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified below.

If to Xybernaut:
Perry L. Nolen, President
Xybernaut Corporation
12701 Fair Lakes Circle, Suite 550
Fairfax, Virginia 22033
Fax: (703) 654-7070
Phone: (703) 654-3591
With a copy to:
Thomas Cabaniss, Esq.
McGuire Woods LLP
Bank of America Corporate Center
100 North Tryon Street
Suite 2900Charlotte, NC 28202-4011
Fax: (704) 373-4011
Phone: (704) 373-8953
If to LC Fund:
Steven G. Lampe
Lampe, Conway & Co. LLC
680 Fifth Avenue, Suite 1202
New York, New York 10019-5429
Fax: (212) 581-8999
Phone: (212) 581-8989
With a copy to:
John R. Ashmead, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Fax: (212) 480-8421
Phone: (212) 574-1366
          4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHT OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT GOVERNED BY THE BANKRUPTCY CODE.
          4.4 WAIVER OF JURY TRIAL. XYBERNAUT AND LC FUND HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR

ENFORCEMENT HEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN XYBERNAUT AND LC FUND.
          4.5 Survival of Agreement. All covenants, agreements, representations and warranties made in this Agreement shall survive the delivery by Xybernaut of the Note and shall continue in full force and effect so long as the Note shall be unexpired or any sums offsetted or due hereunder or under the Note or any amount required to be reimbursed or paid by Xybernaut hereunder or thereunder shall remain unpaid. Whenever in this Agreement LC Fund is referred to, such reference shall be deemed to include the successors and assigns of LC Fund, and all covenants, promises and agreements by or on behalf of Xybernaut which are contained in this Agreement or the Note shall inure to the benefit of the successors and assigns of LC Fund. The rights and duties of Xybernaut, however, may not be assigned or transferred.
          4.6 Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.
          4.7 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
          4.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in counterparts by their respective officers thereunto duly authorized as of the date first above written.

XYBERNAUT CORPORATION

By:	/s/ Perry L. Nolen
Name: Perry L. Nolen Title: President & CEO

XYBERNAUT SOLUTIONS, INC.

By:	/s/ Edward P. Maddox
Name: Edward P. Maddox Title: President

LC CAPITAL MASTER FUND, LTD.

By:	/s/ Richard F. Conway
Name: Richard F. Conway Title: Manager